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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-95897 and No. 333-96219 of Convergent Communications, Inc. of our reports dated March 13, 2000, except for Note 7 as to which the date is March 28, 2000 and Note 1 as to which the date is April 18, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers LLP


Denver, Colorado
April 24, 2000